Exhibit 99.1

NEWS RELEASE for November 9, 2006, at 7:35 a.m. EST

Contact:	Allen & Caron Inc
Michael Lucarelli (investors)
212-691-8087
m.lucarelli@allencaron.com

DIGITAL ANGEL CORPORATION ANNOUNCES 2OO6 THIRD QUARTER,
NINE-MONTH RESULTS

Special Committee of Board of Directors Concludes its Strategic Analysis Commenced in July, 2006

SO. ST. PAUL, MN (November 9, 2006) … Digital Angel Corporation (Amex:DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced results for its third quarter and nine months ended September 30, 2006.

Revenue for the third quarter of 2006 was $13.2 million and the net loss was $1.4 million or $0.03 loss per share, compared to revenue of $13.8 million and a net loss of $984,000 or $0.02 loss per share in the third quarter of 2005.  For the first nine months of 2006 revenue was $42.0 million and the net loss was $4.1 million, or a $0.09 loss per share, compared to revenue of $42.0 million and a net loss of $2.4 million, or a $0.05 loss per share for the first nine months of 2005. Nine-month Animal Applications revenue was up 10.7 percent, primarily reflecting increased companion pet sales to Schering Plough which were up 77.0 percent over the same period last year. Offsetting this increase were decreased sales of SARBE™ radios reflecting the completion of the India contract in 2005 not offset by similar SARBE orders this year.  The final shipment to the Indian government occurred in mid-2005.

Digital Angel President and CEO Kevin McGrath noted that, “Other than the SARBE business, our revenue performance was excellent, particularly with regard to livestock and companion pets.  Moreover, with regard to SARBE, we believe orders will accelerate as we approach the end of the year.  Overall, we expect the fourth quarter of 2006 and the year 2007 will show great improvement including the continuing expansion of our global livestock business.”

The Special Committee of The Board of Directors recently concluded its strategic analysis commenced in July, 2006. The Committee reviewed a number of strategic alternatives including but not limited to:

•	The sale of the Company.

•	The purchase of the majority shareholder’s shares and a re-capitalization of the Company.

•	A merger/combination with the Company’s majority shareholder.

At its current value, the Committee concluded that none of the proposed transaction alternatives was best for shareholders. Therefore, the Board has focused its attention on management improving operating performance at the top-line and at the bottom-line.  The Board asked management to focus its attention on reducing G&A expenses and stemming operating losses so as to reach profitability in 2007.

The Company’s Board of Directors may, without further public announcement, resume the strategic alternative review process, or, from time to time respond to follow-on opportunities created by the Special Committee’s recent activities.

The highlights of the third quarter and first nine months of 2006 included:

•

The Company was the first animal tag manufacturer to have an electronic RFID livestock tagging system approved by the U.S. Department of Agriculture for use in the National Animal Identification System (NAIS).

•

The Company was one of only two companies awarded a contract from the U.S. Air Force to develop a new survival radio for military aircraft to replace the URT33, which is carried in air crew survival packs and sets off a distress signal in an emergency.

•

The Company signed a distribution agreement with Digitaltronic to begin selling electronic RFID livestock tags, antennas and readers throughout Brazil, the largest beef exporting country in the world and home to nearly 200 million cattle.

•	The Company expanded South American operations by winning approval from the Chilean government to begin selling visual and electronic RFID livestock tags.

•

The Company added Rae Powell as Vice President of Sales and Marking for the North American Animal Applications business, John Braley, a former executive with the National Cattlemen’s Beef Association, as new Vice President of Business Development and Industry Relations, and Patricia Petersen as General Counsel.

Subsequent to the end of the third quarter, are the following highlights:

•

The Company was granted a U.S. patent for a syringe-implanted RFID microchip that measures glucose concentration levels of diabetic patients. The microchip could impact the 230 million people worldwide who suffer from diabetes and will be marketed and distributed by Digital Angel’s sister company, VeriChip Corporation.

•	The Company announcedan aggressive initiative to target the more than $100 million equine market for identification products with thepatented Bio-Thermo™ temperature-sensing implantable microchip.

Results Conference Call

A conference call for institutional investors to discuss the results for the third quarter of fiscal year 2006 will take place today at 11:00 am EST, and will be broadcast live over the Internet. The live webcast may be accessed by visiting the Company’s site at www.DigitalAngelCorp.com or by going to Precision IR’s webcast site at www.vcall.com. Web participants are encouraged to go to the website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The online archive will be available immediately and continue for seven days.

About Digital Angel Corporation

Digital Angel Corporation develops and deploys sensor and communications technologies that enable rapid and accurate identification, location tracking, and condition monitoring of high-value assets. Applications for the Company’s products include identification and monitoring of pets, fish, livestock, poultry and humans through its patented implantable microchips; location tracking and message monitoring of vehicles and aircraft in remote locations through systems that integrate GPS and geosynchronous satellite communications; and monitoring of asset conditions such as temperature and movement, through advanced miniature sensors.

Digital Angel Corporation is majority-owned by Applied Digital, Inc. (Nasdaq:ADSX).  For more information about Digital Angel, please visit www.DigitalAngelCorp.com.

The statements in this press release that are not strictly historical, are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections.  The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, that Applied Digital Inc. owns 55.4 percent of the Company’s common stock, that  new accounting pronouncements regarding expensing of share based compensation may impact the Company’s future results of operations, the Company may continue to incur net losses, infringement by third parties on the Company’s intellectual property or development of substantially equivalent proprietary technology by the Company’s competitors could negatively impact the Company’s business, domestic and foreign government regulation and other factors could impair the Company’s ability to develop and sell its  products in certain markets, the Company relies on sales to government contractors for its animal identification and search and rescue beacon products, and any decline in the demand by these customers for such  products could negatively affect the Company’s business, the Company depends on a single production arrangement for its patented syringe-injectable microchips, and the loss of or any significant reduction in the production could have an adverse effect on the Company’s business, technological change could cause the Company’s products to become obsolete, the loss of one of the Company’s principal customers could negatively impact the Company’s net revenue, the Company’s earnings will decline if the Company writes off goodwill and other intangible assets, options and warrants outstanding and available for issuance may adversely affect the market price of the Company’s common stock, currency exchange rate fluctuations could have an adverse effect on the Company’s sales and financial results, the Company depends on a small team of senior management.  A detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the fiscal year ended December 31, 2005. Investors and stockholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

TABLES FOLLOW

DIGITAL ANGEL CORPORATION AND SUBSIDIARIES
Selected Financial Data
Condensed Balance Sheets
(in thousands)

	As of September 30, 2006	As of December 31, 2005
	(unaudited)

Total Current Assets	$25,862	$30,818
Property and Equipment, net	9,227	8,602
Goodwill	51,210	48,491
Other Intangible Assets, net	1,678	1,813
Other Assets, net	462	483
Total Assets	$88,439	$90,207

Total Current Liabilities	$12,066	$12,401
Long Term Debt and Notes Payable	3,498	3,656
Other Long Term Liabilities	1,520	1,086
Minority Interest	556	618
Stockholders’ Equity	70,799	72,446
Total Liabilities and Stockholders’ Equity	$88,439	$90,207

Statement of Operations Data
(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended Sept. 30,		For the Nine Months Ended Sept. 30,
	2006	2005	2006	2005

Total Net Revenue	$13,191	$13,758	$41,969	$42,021
Gross Profit	5,640	5,936	17,478	18,571
Selling, General and Administrative Expenses	5,946	5,756	18,181	17,202
Research and Development Expenses	1,098	1,165	3,439	3,370
Operating Loss	(1,404)	(985)	(4,142)	(2,001)
Net Loss	(1,435)	(984)	(4,145)	(2,368)

Net Loss per Common Share -Basic and Diluted	$(0.03)	$(0.02)	$(0.09)	$(0.05)
Weighted Average Common Shares Outstanding-Basic and Diluted	44,516	43,847	44,238	43,811

MORE-MORE-MORE

Selected Cash Flow Data
(in thousands)
(unaudited)

	For the Nine Months Ended September 30,
	2006	2005

Net Cash Used in Operating Activities	$(3,986)	$(1,618)
Net Cash Used in Investing Activities	(2,891)	(2,568)
Net Cash Provided By (Used In) Financing Activities	674	(1,048)
Net Decrease in Cash	(6,178)	(5,375)

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